EXHIBIT 99.1

Synthesis Energy Systems, Inc. Announces Yima Joint Venture Plant Achieves Formal Safety Production Permit

HOUSTON, Nov. 21, 2017 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global leader in the clean and efficient production of low-cost synthesis gas for high value energy and chemical products, announced that its Yima Joint Venture plant has completed the required safety testing and has successfully received its safety production permit from the Henan government. The project, located in China’s Henan Province, is a joint venture between SES and state-owned Yima Coal Industry Group Co. Ltd, a large integrated coal company. The JV is owned 75% Yima Coal and 25% SES. The coal-to-methanol facility has three SES Gasification Technology (SGT) systems producing syngas for methanol production with a total methanol production capacity of 330,000 metric tons per year.

“This is another example of the recent improved operations at the Yima JV, resulting in longer periods of production at design capacity,” said DeLome Fair, SES’s President and CEO. “This is the best year of operation that the Yima facility has had since it began operations. The receipt of the safety permit is required for Yima to renew its business operating license for the sale of methanol. With this renewed license in hand, the plant will have the flexibility to broaden its customer base and optimize its methanol pricing.”

For the period December 2016 through September 2017, the Yima JV plant generated almost 195,000 metric tons of pure methanol.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on generating clean, high-value energy from low-cost and low-grade coal, biomass and municipal solid waste through its proprietary technology for conversion of these resources into a clean synthesis gas (syngas) and methane. SES’s proprietary technology enables the production of clean, low-cost power, industrial fuel gas, chemicals, fertilizers, transportation fuels, and substitute natural gas, replacing expensive natural gas-based energy. SES’s technology can also produce high-purity hydrogen for cleaner transportation fuels. SES enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, waste coals, biomass, and municipal solid waste feedstocks. SES: Growth With Blue Skies. For more information, please visit: www.synthesisenergy.com.

About Yima Coal Industry Group Co. Ltd.

Yima Coal Industry Group Co. Ltd. is a subsidiary of Henan Energy and Chemical Group, a large integrated coal company owned by the Chinese government, which also owns Henan Coal Chemical, the other large coal mining group in China’s Henan Province. The two subsidiaries have a combined annual coal production capacity of more than 100 million metric tons. Key market segments Yima Coal Industry Group is involved in are coal mining and washing, coal-to-chemicals and aluminum smelting, with 22 mines located in six provinces including Henan, Qinghai, Xinjiang, Shanxi, Inner Mongolia and Guizhou, as well as Australia.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to be correct. Please refer to our latest Form 10-K available on our website at www.synthesisenergy.com.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
805.624.7624
PR@synthesisenergy.com